LOAN AGREEMENT

This Loan Agreement (the “Loan Agreement”) is entered into by and between DNA COMPUTING SOLUTIONS, INC., a Delaware corporation (“Borrower”) and ENCORE BANK, a federal savings association (“Lender”):

1. Credit Facility. Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Loans, as hereinafter defined (collectively, together with the Loan Agreement, referred to hereinafter as the “Loan Documents”), Lender hereby agrees to provide to Borrower the credit facility described below (the “Credit Facility”):

(a) Revolving Line of Credit. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing for a period of one (1) year from the date hereof such amounts as Borrower may request hereunder, but expressly subject to the terms, conditions and limitations hereof and in the Note hereinafter described ; and provided, however, the total principal amount outstanding at any time shall not exceed TWO MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,750,000.00) (the “Revolving Line of Credit”). Subject to the terms and conditions hereof, Borrower may borrow, repay and re-borrow hereunder. Borrower understands and agrees that Borrower shall repay the entire outstanding principal amount on the Revolving Line of Credit, together with all accrued but unpaid interest thereon.

All advances under the Credit Facility shall be collectively called the “Loans”. Lender reserves the right to require Borrower to give Lender not less than two (2) business days prior notice of each requested advance under the Credit Facility, specifying (i) the aggregate amount of such requested advance and (ii) the requested date of such advance.

2. Promissory Note. The Loans shall be evidenced by a promissory note (together with any renewals, extensions and increases thereof, collectively, the “Note”) duly executed by Borrower, in form and substance acceptable to Lender, and payable as therein provided.

3. Collateral. As collateral and security for the indebtedness evidenced by the Note and any and all other indebtedness or obligations from time to time owing by Borrower to Lender, Borrower shall grant, and hereby grants, to Lender, its successors and assigns, a first and prior lien and security interest in and assignment to the property described hereinbelow, together with any and all products and proceeds thereof (the “Collateral”):

(a) All present and future accounts, chattel paper, documents, instruments, deposit accounts, general intangibles and intellectual property rights (including any right to payment for goods sold or services rendered arising out of the sale or delivery of personal property or work done or labor performed by Borrower), now or hereafter owned, held, or acquired by Borrower, together with any and all books of account, customer lists and other records relating in any way to the foregoing

(b) All present and hereafter acquired inventory (including without limitation, all raw materials, work in process and finished goods) held, possessed, owned, held on consignment, or held for sale, lease, return or to be furnished under contracts of service, in whole or in part, by Borrower wherever located.

(c) All equipment and fixtures of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Borrower and used or usable in Borrower’s business, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing.

The term “Collateral” shall also include all records and data relating to any of the foregoing (including, without limitation, any computer software and programs on which such records and data may be located). The Collateral shall be described in more detail in the Security Agreement of even date. Borrower agrees to execute such security agreements, financing statements, assignments, and other agreements and documents as Lender shall deem appropriate and otherwise require from time to time to more fully create and perfect Lender’s lien and security interests in the Collateral.

4. Guarantors. As a condition precedent to the Lender’s obligation to make the Loans to Borrower, Borrower agrees to cause TeraForce Technology Corporation, a Delaware corporation, Richard E. Bean, Robert E. Garrison, II, Steven A. Webster, James R. Hawkins, Peter W. Badger, John H. Styles and Donald R. Campbell (collectively, the “Guarantors”) to each execute and deliver to Lender contemporaneously herewith a guaranty agreement, in form and substance satisfactory to Lender, thereby unconditionally guaranteeing re-payment of the Loans and all obligations of the Borrower hereunder.

5. Representations and Warranties. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facility further represents and warrants, to Lender as follows:

(a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and all other states where it is doing business, is authorized to do business in the State of Texas and has all requisite power and authority to execute and deliver the Loan Documents.

(b) Binding Obligations. The execution, delivery, and performance of this Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by Bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Consent. The execution, delivery and performance of this Loan Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its articles of incorporation, bylaws or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

(d) Financial Condition. Each financial statement of Borrower supplied to the Lender truly discloses and fairly presents Borrower’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to Lender.

(e) Litigation. There are no actions, suits, arbitrations, mediations or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the financial condition, properties, or operations of Borrower.

(f) Taxes; Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

6. Conditions Precedent to Advances. Lender’s obligation to make any advance under this Loan Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Lender in this Loan Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to Lender by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), and (iv) Lender’s receipt of all Loan Documents appropriately executed by Borrower and all other proper parties.

7. Affirmative Covenants. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a) Accounts and Records and Information. Maintain its books and records in accordance with generally accepted accounting principles. Borrower shall execute such other and further documents and information as Lender may request.

(b) Right of Inspection. Permit Lender to examine, audit and make and take away copies or reproductions of Borrower’s books and records, at all reasonable times, and the right to examine and photocopy all such materials.

(c) Right to Additional Information. Furnish Lender with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may request from time to time.

(d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower and its businesses, operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

(e) Taxes. Pay and discharge when due all of its indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

(f) Insurance. Maintain insurance, including but not limited to, fire insurance, comprehensive property damage, public liability, worker’s compensation, business interruption and other insurance deemed necessary or otherwise required by Lender.

(g) Notice of Indebtedness. Promptly inform Lender of the creation, incurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Loan Agreement.

(h) Notice of Litigation. Promptly after the commencement thereof, notify Lender of all actions, suits, arbitrations and proceedings before any court or any governmental department, commission or board affecting Borrower or any of its properties.

(i) Notice of Material Adverse Change. Promptly inform Lender of (i) any and all material adverse changes in Borrower’s financial condition, and (ii) all claims made against Borrower which could materially affect the financial condition of Borrower.

(j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which Lender may request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.

8. Negative Covenants. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will not, without the prior written consent of Lender:

(a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

(b) Liquidations, Mergers, Consolidations. Liquidate, merge or consolidate with or into any other entity.

(c) Sale of Assets. Sell, transfer or otherwise dispose of any of its assets or properties, other than in the ordinary course of business.

(d) Liens. Create or incur any lien or encumbrance on any of its assets, other than (i) liens and security interests securing indebtedness owing to Lender, (ii) liens for taxes, assessments or similar charges that are (1) not yet due or (2) being contested in good faith by appropriate proceedings and for which Borrower has established adequate reserves, and (iii) liens and security interests existing as of the date hereof which have been disclosed to and approved by Lender in writing.

(e) Indebtedness. Create, incur or assume any indebtedness for borrowed money or issue or assume any other note, debenture, bond or other evidences of indebtedness, or guarantee any such indebtedness or such evidences of indebtedness of others, other than (i) borrowings from Lender, and (ii) borrowings outstanding on the date hereof and disclosed in writing to Lender.

(f) Transfer of Ownership. Permit the sale, pledge or other transfer of any of the stock or ownership interests in Borrower.

(g) Change in Management. Permit a change in the senior management of Borrower.

(h) Loans. Make any loans to any person or entity.

(i) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate (as hereinafter defined) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm’s-length transaction with a person or entity not an Affiliate of Borrower. As used herein, the term “Affiliate” means any individual or entity directly or indirectly controlling, controlled by, or under common control with, another individual or entity.

9. Subordination. Borrower and Guarantors expressly subordinates any and all indebtedness between Borrower and/or any Affiliate and/or Guarantors to this Loan and Loan Documents , as well as any security interests and liens relating to such other indebtedness.

10. Reporting Requirements. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:

(a) Interim Financial Statements. As soon as available, and in any event within forty-five(45) days after the end of each fiscal quarter year-end of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal quarter, all in form and substance and in detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by the chief financial officer of Borrower (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with generally accepted accounting principles, consistently applied.

(b) Annual Financial Statements. Upon the request of Lender, Borrower shall promptly furnish (and in all events within 30 days of such request) a fiscal year-end financial statement of Borrower, a balance sheet and income statement of Borrower as of the end of such fiscal year, all in form and substance and in detail satisfactory to Lender.

(c) Guarantor’s Financial Statements. Upon the request of Lender, each Guarantor shall promptly furnish (and in all events within 30 days of such request) a current financial statement (including a balance sheet, cash flow statement and statement of contingent liabilities) of such Guarantor.

(d) Compliance Certificate. Upon the request of Lender , a certificate signed by the chief financial officer of Borrower stating that Borrower is in full compliance with all of its obligations under this Loan Agreement and all other Loan Documents and is not in default of any term or provisions hereof or thereof, and demonstrating compliance with all financial covenants set forth in this Loan Agreement.

(e) Tax Returns. Upon the request of Lender (and in all events within 30 days of such request), copies of Borrower’s and each Guarantor’s filed federal income tax returns.

11. Events of Default. Each of the following shall constitute an “Event of Default” under this Loan Agreement:

(a) The failure, refusal or neglect of Borrower to pay when due any part of the principal of, or interest on, the Note or any other indebtedness or obligations owing to Lender by Borrower from time to time.

(b) The failure of Borrower or any Obligated Party (as defined below) to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents following fifteen (15) days notice and opportunity to cure to the Borrower of a non-monetary default.

(c) The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Lender and Borrower.

(d) Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated Party is false or misleading in any material respect.

(e) The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by Borrower to any third party under any agreement or understanding.

(f) If Borrower or any Obligated Party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

(g) If Borrower or any Obligated Party is an entity, the liquidation, dissolution, merger or consolidation of any such entity or, if Borrower or any Obligated Party is an individual, the death or legal incapacity of any such individual.

(h) The entry of any judgment against Borrower or any Obligated Party or the issuance or entry of any attachment or other lien against any of the property of Borrower or any Obligated Party for an amount in excess of $50,000.00, if undischarged, unbonded or undismissed to the satisfaction of Lender within thirty (30) days after such entry.

(i) If an officer of the Borrower or any Guarantor is convicted of a felony or crime involving moral turpitude.

Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term “Obligated Party”, as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Note, including each of the Guarantors. By their execution below, each Guarantor as an Obligated Party consents and agrees to be bound by all of the terms hereof

12. Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Lender by Borrower at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower, (b) Lender may, at its option, cease further advances under any of the Note and (c) Lender may enforce all rights and remedies under the Loan Documents. All rights and remedies of Lender set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

13. Rights Cumulative. All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

14. Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

15. Benefits. This Loan Agreement shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

16. Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

17. Construction. This Loan Agreement and the other Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Lender’s address set forth on the first page hereof is located.

18. Invalid Provisions. If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

19. Expenses. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Lender’s rights upon the occurrence of Event of Default.

20. Participation of the Loans. Borrower agrees that Lender may, at its option, sell interests in the Loans and its rights under this Loan Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Borrower to each perspective purchaser.

21. Conflicts. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Loan Agreement shall be controlling.

22. Counterparts. This Loan Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

23. Facsimile Documents and Signatures. For purposes of negotiating and finalizing this Loan Agreement, if this document or any document executed in connection with it is transmitted by facsimile machine, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine shall be considered for all purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. At the request of any party, any faxed document shall be re-executed by each signatory party in an original form.

24. Document Imaging. Borrower and the Guarantors acknowledge, understand and agree that the Lender’s document retention policy may involve the imaging of the Loan Documents and the destruction of the paper original and Borrower and the Guarantors waive any right to claim that the imaged copy is not an original for all purposes.

25. Usury Savings. It is the intention of Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Texas and the laws of the United States of America), then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Agreement or under any other agreements or otherwise in connection with this Agreement shall under no circumstances exceed the Maximum Lawful Rate, and any excess shall be applied on this Agreement by the holder thereof to reduce the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest (or, if this Agreement shall have been paid in full, refunded to the Borrower); and (ii) in the event that maturity of this Agreement is accelerated by reason of an election by the holder thereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never exceed the Maximum Lawful Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Agreement to reduce the principal in the inverse order of its maturity and not to the payment of interest (or if this Agreement shall have been paid in full, refunded to the Borrower). All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full loan period (including any renewal or extension hereof) so that interest thereon for such full period shall not exceed the Maximum Lawful Rate. If from any possible construction of any document interest would otherwise be payable in excess of the Maximum Lawful Rate, then such document is automatically reformed and the interest payable is automatically reduced to the Maximum Lawful Rate without the necessity of execution of any amendment or new document. By its execution below Borrower confirms to Lender that it is not aware that this Agreement or the loan transaction is or may be usurious in any respect. To induce Lender to make the loan evidenced by this Agreement, Borrower agrees with and covenants to Lender that if at any time Borrower believes or discovers that any term or provision of this Agreement (or any other document in connection with this Agreement) or any action taken by Lender in connection with this Agreement (or any other document in connection with this Agreement) is or may be in violation of the usury laws or any other applicable law, Borrower will immediately give written notice to Lender specifying with particularity the nature and extent of any such potential violation of the usury laws or any other applicable law, and afford to Lender a reasonable period (of not less than 60 days) within which to cure same. Borrower agrees with and covenants to Lender that in no instance will Borrower make any claim, bring any suit, prosecute or otherwise assert any cause of action, proceeding, claim, counterclaim, or defense in respect of any violation of the usury laws or any other applicable law, unless, as a condition precedent thereto, Borrower has given to Lender such notice and afforded to Lender such opportunity to cure as provided in this paragraph.

26. Legal Tender. All sums payable under this Agreement must be paid in lawful money of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts. If the date for any payment due hereunder falls on a Saturday, Sunday or legal holiday for commercial banks under applicable law, then such payment shall be due on the next succeeding business day. In the event payments under this Agreement are required to be made on the 29th, 30th, or 31st day of the month and such date does not exist in the applicable month, the payment shall be due on the last business day of such month. Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Lender and handled in collection in the customary manner, but the same shall not constitute payment hereunder nor diminish any rights of Lender except to the extent that actual cash proceeds of such instrument are unconditionally received by Lender.

27. Independent Counsel. By his execution below, Borrower acknowledges that he has had the right to have independent legal counsel of his own choosing review this Agreement prior to its execution

28. Partial Invalidity. In the event that any clause or provisions of this Agreement or any document or instrument contemplated by this Agreement shall be held to be invalid by any court of competent jurisdiction, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Agreement.

29. Time. Time is of the essence in connection with all of the obligations imposed under this Agreement.

30. Improper Financial Transactions.

(i) Borrower is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

(ii) Borrower represents and warrants that: (i) Borrower is not a Barred Person (hereinafter defined); (ii) Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and (iii) Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

(iii) Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

(iv) Under any provision of this Agreement or any of the other Loan Documents where the Lender shall have the right to approve or consent to any particular action, including without limitation any (i) sale, transfer, assignment of the Property or of any direct or indirect ownership interest in Borrower, (ii) leasing of the Property, or any portion thereof, or (iii) incurring of additional financing secured by Property, or any portion thereof or by any direct of indirect ownership interest in the Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion, if the granting of such approval or consent could be construed as a violation of any of the Financial Control Laws.

(v) Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws.

As used in this Agreement, the term “Barred Person” shall mean (i) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) any person, group or entity named in the lists maintained by the United Stated Department of Commerce (Denied Persons and Entities), (iii) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC and (iv) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

31. BORROWER AND GUARANTORS VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN, THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed this the      day of March, 2005.

BORROWER:

DNA COMPUTING SOLUTIONS, INC.,
a Delaware corporation

By:

Name:Robert P. Capps Title:Executive Vice President

LENDER:

ENCORE BANK,
a federal savings association

By:
Name:

Title:

STATE OF TEXAS COUNTY OF HARRIS	§ § §

This instrument was acknowledged before me on the      day of March, 2005, by Robert P. Capps, Executive Vice President of DNA COMPUTING SOLUTIONS, INC., a Delaware corporation, on behalf of said corporation.

(Seal)

Notary Public in and for the State of Texas

STATE OF TEXAS COUNTY OF HARRIS	§ § §

This instrument was acknowledged before me on the      day of March, 2005, by      ,      of ENCORE BANK, a federal savings association, on behalf of said federal savings association.

(Seal)

Notary Public in and for the State of Texas